Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-198576) and Form S-8 (No. 333-183465) of iStar Financial Inc. of our report dated February 20, 2015 relating to the consolidated financial statements of Marina Palms, LLC and Subsidiaries, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of iStar Financial Inc. for the year ended December 31, 2014.

/s/ Gerson, Preston, Robinson & Co., P.A.

Miami Beach, Florida
March 27, 2015